Exhibit 99.1

Ideal Power Inc. Announces Second Quarter 2015 Results

Management to Host Conference Call at 4:30 pm ET

AUSTIN, TX -- (Marketwired) -- 08/04/15 -- Ideal Power Inc. (NASDAQ: IPWR), a developer of disruptive technologies in the power conversion space, today announced results for the three and six months ended June 30, 2015.

Key Q2 2015 and Subsequent Highlights:

•	Announced an agreement with KACO new energy whereby KACO will resell Ideal Power products under the KACO label in North and Central America.

•	Gexpro launched its branded storage system which includes Ideal Power’s converters and placed a large volume purchase order.

•	Added an additional channel partner, a solar distributor, who will be entering the storage market with a battery energy storage system incorporating Ideal Power’s power converters.

•	Formalized an alliance agreement with ONEnergy Inc. through collaboration with LG Chem.

•	Received 5 MW in orders in June, including largest order to date. Orders covered the full family of Ideal Power products.

•	Delivered our first grid-resilient 125 kW 2 port and multi-port Power Conversion Systems (PCS) to launch customers for system integration ahead of full commercial launch.

•	Order backlog of $2.2 million as of June 30, 2015.

•	Achieved certification for new grid-resilient 30 kW 2 port and multi-port PCS.

•	Received five new patents related to bi-directional switches.

•	Raised $15.9 million in net proceeds through a follow-on offering, strengthening the balance sheet with $20 million in cash at June 30, 2015.

"During the second quarter we made excellent progress on all aspects of our business, broadening our network of channel partners, securing additional volume orders across our full product portfolio, receiving initial orders from new customers, and continuing to develop our technology and expand our patent portfolio. We achieved key certifications for our grid-resilient 30 kW products and shipped our first grid-resilient 125kW 2 port and multi-port PCS for applications where certification is not mandatory. We expect our grid-resilient 125 kW PCS, which is scheduled to be certified later this year, to be a significant growth driver for Ideal Power going forward”, stated Dan Brdar, Chairman and CEO.

“After recently attending the Energy Storage Association Conference and Intersolar North America Conference, it is evident that energy storage has gained a great deal of momentum. The declining cost of batteries and the convergence of solar and storage are creating new channel partners and business models that can utilize our unique products and technology. Many of these companies want a turn-key solution that is competitive in price, offers the best performance and payback, and is backed by a company who can provide financing and a performance guarantee. We believe that by having our power converters incorporated into energy storage solutions developed by key industry players, it will enable us to establish a leading market position while creating barriers to entry,” Mr. Brdar went on to say.

1

Exhibit 99.1

Second Quarter 2015 Financial Results

•	Second quarter 2015 product revenues were $1.2 million compared to $0.4 million in Q2 2014.

•	Product revenue for the first six months of 2015 was $2.4 million compared to $0.6 million in the year ago period.

•	Second quarter 2015 gross margins were 12% compared to negative 2% gross margins for Q2 2014.

•	Research and development expenses increased to $1.1 million as a result of the self-funding of our bi-directional switch development efforts, previously funded by the ARPA-E grant, in addition to development costs associated with our grid-resilient 125 kW PCS products.

•	Second quarter 2015 net loss was $2.3 million compared to $1.6 million in the same year ago period.

•	Cash and cash equivalents totaled $20.0 million on June 30, 2015 compared to $7.9 million on December 31, 2014 with no long-term debt outstanding.

"We continue to invest to keep the Company well-positioned for growth. As we attain higher unit volumes, the added scale should allow us to reduce our unit costs, spread production overhead over a larger volume base, and expand our gross margins. This is already evident in the positive gross margins we have achieved in the first half of the year despite the introduction of new products in the second quarter at initially low volumes. We continue to invest heavily in research and development to expand our product offerings, including our investment in bi-directional switch development," stated Tim Burns, Chief Financial Officer of Ideal Power.

Business Overview

Ideal Power's patented Power Packet Switching Architecture™ (PPSA) technology enables significant improvements over conventional power converters, thus improving efficiency, reliability, size and installed cost. The Company's products are made from standard industry components, are battery agnostic and are software driven, which provides ultimate flexibility for customers. Ideal Power's current products include grid-resilient 30kW and 125kW 2 port and multi-port PCS based on its internationally patented PPSA technology. These products allow the Company to address several multi-billion dollar vertical markets, including commercial energy storage, integrated storage with solar or wind, and on-grid and off-grid microgrid applications, in addition to non-renewable energy applications.

Ideal Power has formed key relationships with leaders in target vertical markets to support their growth initiatives. New channel relationships are expected to significantly increase penetration into target markets and may be complemented by licensing agreements, enabling high volume and international expansion.

Conference Call Details

CEO Dan Brdar and CFO Tim Burns will host a conference call with investors which will provide additional details on what has occurred during the second quarter and year-to-date periods. To access the call, please use the following information:

Date: Tuesday, August 4, 2015
Time: 4:30 PM ET, 1:30 PM PT
US dial-in: 1-888-715-1397
International Dial-In: 1-913-312-0961 Passcode: 5937716 (or reference Ideal Power 2015 Q2 Update Call)
Webcast: http://public.viavid.com/player/index.php?id=115560

The webcast replay will be available on the Company's Web site, www.idealpower.com.

2

Exhibit 99.1

About Ideal Power Inc.

Ideal Power Inc. (NASDAQ: IPWR) has developed a novel, patented power conversion technology called Power Packet Switching Architecture™ (PPSA). PPSA improves the size, cost, efficiency, flexibility and reliability of electronic power converters. PPSA can scale across several large and growing markets, including solar photovoltaic generation, electrified vehicle charging, and commercial grid storage. Ideal Power also has a capital-efficient business model that can enable it to address these markets simultaneously. Ideal Power has won multiple grants for its PPSA technology, including a $2.5 million grant from the Department of Energy's Advanced Research Projects Agency - Energy (ARPA-E) program, and market-leading customers are incorporating PPSA as a key component of their systems. For more information, visit www.idealpower.com.

Safe Harbor Statement

All statements in this release and on the associated conference call that are not based on historical fact are "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to: our statements concerning the timing of certification for our grid-resilient 125 kW PCS and the expectation that it will be a significant growth driver for our business; our belief that by having our power converters incorporated into energy storage solutions developed by key industry players, we will be able to establish a leading market position; and our expectation that increased scale will result in gross margin expansion. While management has based any forward looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the risks that regulatory approvals may not be forthcoming in the time frames we currently expect or at all, we will not continue to add new partners to help us broaden our market reach, our commercial relationships with our partners will not enable future growth or the operating results we currently forecast, unanticipated costs or lower-than-anticipated revenue may adversely impact our ability to execute our operating plan, our new channel relationships may not be as successful as we expect and we may not successfully enter into new licensing arrangements regarding our technology, the patents for our technology may not provide adequate protection and we may not be successful in maintaining, enforcing and defending our patents, demand for energy storage products may not grow, demand for our products, which we believe are disruptive, may not develop and we may not be able to compete successfully with other manufacturers and suppliers of energy conversion products, both now and in the future, as new products are developed and marketed. Orders in backlog, while generally not cancellable nor protected from price changes, nevertheless may be rescheduled with our consent and as such may not be indicative of future revenues in any given period. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward looking statements.

Ideal Power Media Contact:
Mercom Communications
Wendy Prabhu
1.512.215.4452

idealpower@mercomcapital.com
www.mercomcapital.com

Investor Relations Contact:
MZ North America
Matt Hayden
1.949.259.4986

Matt.hayden@mzgroup.us
www.mzgroup.us

3

IDEAL POWER INC.

BALANCE SHEETS

	June 30,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$19,965,791	$7,912,011
Accounts receivable, net	757,464	446,521
Inventories, net	665,481	251,338
Prepayments and other current assets	286,368	263,605
Total current assets	21,675,104	8,873,475
Property and equipment, net	616,993	374,376
Patents, net	1,095,090	1,012,964
Other non-current assets	17,920	17,920
Total assets	$23,405,107	$10,278,735

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,154,813	$441,636
Accrued expenses	881,031	773,119
Total current liabilities	2,035,844	1,214,755

Stockholders’ equity:
Common stock, $0.001 par value; 50,000,000 shares authorized; 9,345,263 and 7,048,235 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	9,345	7,048
Additional paid-in capital	49,500,394	32,712,020
Treasury stock	(2,657)	(2,657)
Accumulated deficit	(28,137,819)	(23,652,431)
Total stockholders’ equity	21,369,263	9,063,980
Total liabilities and stockholders’ equity	$23,405,107	$10,278,735

4

IDEAL POWER INC.

STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues:
Products	$1,199,037	$444,100	$2,397,028	$552,600
Grants	-	116,426	-	299,021
Total revenue	1,199,037	560,526	2,397,028	851,621

Cost of revenues:
Products	1,056,138	440,972	2,075,639	635,313
Grant research and development costs	-	129,362	-	332,245
Total cost of revenue	1,056,138	570,334	2,075,639	967,558

Gross profit (loss)	142,899	(9,808)	321,389	(115,937)

Operating expenses:
Research and development	1,100,348	645,335	2,092,580	954,898
General and administrative	968,364	718,287	1,879,141	1,463,255
Sales and marketing	371,228	261,528	844,180	529,747
Total operating expenses	2,439,940	1,625,150	4,815,901	2,947,900

Loss from operations	(2,297,041)	(1,634,958)	(4,494,512)	(3,063,837)

Interest income	4,651	7,394	9,124	15,531

Net loss	$(2,292,390)	$(1,627,564)	$(4,485,388)	$(3,048,306)

Net loss per share – basic and fully diluted	$(0.28)	$(0.23)	$(0.59)	$(0.44)

Weighted average number of shares outstanding – basic and fully diluted	8,103,475	7,011,465	7,582,362	7,005,319

5

IDEAL POWER INC.

STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2015	2014
Cash flows from operating activities:
Net loss	$(4,485,388)	$(3,048,306)
Adjustments to reconcile net loss to net cash used in operating activities:
Allowance for doubtful accounts	54,791	-
Write-down of inventory	(6,430)	-
Depreciation and amortization	80,940	19,711
Write-off of capitalized software	45,641	-
Write-off of capitalized patents	103,289	-
Stock-based compensation	666,434	379,282
Fair value of warrants issued for services	50,940	67,920
Decrease (increase) in operating assets:
Accounts receivable	(365,734)	(152,602)
Inventories	(423,740)	272,724
Prepaid expenses and other assets	(22,763)	22,734
Increase (decrease) in operating liabilities:
Accounts payable	713,177	(195,648)
Accrued expenses and deferred rent	107,912	130,198
Net cash used in operating activities	(3,480,931)	(2,503,987)

Cash flows from investing activities:
Purchase of property and equipment	(343,208)	(233,971)
Acquisition of patents	(195,378)	(254,809)
Net cash used in investing activities	(538,586)	(488,780)

Cash flows from financing activities:
Net proceeds from issuance of common stock	15,924,405	-
Exercise of options and warrants	148,892	4,990
Net cash provided by financing activities	16,073,297	4,990

Net increase (decrease) in cash and cash equivalents	12,053,780	(2,987,777)
Cash and cash equivalents at beginning of period	7,912,011	14,137,097
Cash and cash equivalents at end of the period	$19,965,791	$11,149,320

6